SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
March 2, 2012

DYNEGY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33443	20-5653152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Louisiana, Suite 5800, Houston, Texas	77002
(Address of principal executive offices)	(Zip code)

(713) 507-6400

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.04                                       Temporary Suspension of Trading Under Registrant’s Employer Benefit Plans.

On March 2, 2012, Dynegy Inc. (“Dynegy”) provided notice to participants of the 401(k) Plans (as defined below) informing them of a transition period for the Dynegy Inc. 401(k) Savings Plan, the Dynegy Midwest Generation, LLC 401(k) Savings Plan, the Dynegy Midwest Generation, LLC 401(k) Savings Plan for Employees Covered Under a Collective Bargaining Agreement and the Dynegy Northeast Generation, Inc. Savings Incentive Plan (collectively, the “401(k) Plans”) and the restrictions that apply to them during the transition period. The transition period is required to facilitate the consolidation of the 401(k) Plans into one plan.

The transition period is currently expected to begin on April 4, 2012 and end the week of April 15, 2012. Participants and beneficiaries will not be able to move investments into or out of investment funds, change investment funds or payroll deduction amounts, request a loan, make unscheduled loan payments, and request withdrawals or distributions.

A copy of the notice to participants is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

ITEM 9.01             Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Document
99.1	Participants communication regarding 401(k) transition period, dated March 2, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEGY INC.

Date: March 2, 2012	By:	/s/ Catherine B. Callaway
	Name:	Catherine B. Callaway
	Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Document
99.1	Participants communication regarding 401(k) transition period, dated March 2, 2012